Exhibit 23(b)

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-84748 of First Community Financial Group, Inc. on Form S-8 of our report, dated January 12, 2001, appearing in this Annual Report on Form 10-K of First Community Financial Group for the year ended December 31, 2002.

/s/ Knight Vale & Gregory PLLC

Tacoma, Washington

March 17, 2003